Exhibit 99.3

PROXY

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints James P. Farrell and Charles E. Dickey, or any of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, with all the powers that the undersigned would possess if personally present at the meeting, all of the shares of Landmark Community Bank, a Tennessee banking corporation (“Landmark”), which are held of record by the undersigned as of July 29, 2021, and permitted to vote on the matters described herein, at the special meeting of shareholders of Landmark to be held on Tuesday, September 7, 2021, at 6:00 p.m., Central Time at the Hunt & Polo Club, 650 Shady Grove Road, Memphis, TN 38120 (the “Landmark special meeting”), or any adjournment or adjournments thereof.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1 AND 2:

  A proposal to approve the Agreement and Plan of Merger, dated as of June 4, 2021, by and among Simmons First National Corporation, Simmons Bank, and Landmark, pursuant to which, among other things, Landmark will merge with and into Simmons Bank, with Simmons Bank as the surviving bank (the “Landmark merger proposal”).

____FOR	____AGAINST	____ABSTAIN

  A proposal to approve one or more adjournments of the Landmark special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Landmark merger proposal.

____FOR	____AGAINST	____ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER UNLESS THIS PROXY HAS BEEN PROPERLY REVOKED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED ABOVE, AND IN THE DISCRETION OF THE DESIGNATED PROXIES REFERENCED ABOVE, WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE LANDMARK SPECIAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears on stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for a corporation or partnership, please sign in full corporate or partnership name, as an authorized officer.

Date: ____________________________

Signature	Signature (if Jointly Held)

Print Name	Print Name

Please indicate if you are planning on attending the Landmark special meeting: YES _____ NO _____

Number Attending _______